SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2005

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On May 19, 2005, Jacuzzi Brands, Inc., a Delaware corporation (“Jacuzzi”), Eljer Plumbingware, Inc., a Delaware corporation and wholly owned subsidiary of Jacuzzi (“Eljer Plumbingware”), BMK/Eljer Holding Corp. (“Holdings”), a Delaware corporation, Eljer One, LLC, a Delaware limited liability company and wholly owned subsidiary of Eljer Plumbingware, Eljer Two, LLC, a Delaware limited liability company and wholly owned subsidiary of Eljer Plumbingware, and Eljer Three, LLC, a Delaware limited liability company and wholly owned subsidiary of Eljer Plumbingware, entered into a Contribution and Sale Agreement (the “Contribution and Sale Agreement”).

         The Contribution and Sale Agreement provides for Jacuzzi’s disposition of substantially all the assets of Eljer Plumbingware’s plumbing fixtures business to affiliates of Sun Capital Partners, Inc. in consideration for 11,000 shares of preferred stock in Holdings and the assumption of liabilities, consisting primarily of long-term retiree medical and life insurance benefits.

         In addition to customary closing conditions, the transaction is subject to the consummation of the Rexair, Inc. sale announced on May 9, 2005, and is expected to close by the end of Jacuzzi’s fiscal 2005 third quarter ending July 2, 2005.

         The foregoing description of the Contribution and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution and Sale Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

         The foregoing description of the Contribution and Sale Agreement is intended to provide information about the terms of the transaction. The terms and information in the Contribution and Sale Agreement should not be relied on as disclosure about Jacuzzi. Jacuzzi’s public disclosures are those Jacuzzi sets forth in its public reports with the Securities and Exchange Commission. The Contribution and Sale Agreement, although included as an exhibit to this report, is not intended to change or supplement the disclosures in Jacuzzi’s public reports.

Item 8.01. Other Events.

     On May 20, 2005, Jacuzzi issued a press release announcing the execution of the Contribution and Sale Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Contribution and Sale Agreement dated as of May 19, 2005 among Jacuzzi Brands, Inc., Eljer Plumbingware, Inc., BMK/Eljer Holding Corp., Eljer One, LLC, Eljer Two, LLC, and Eljer Three, LLC (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by Jacuzzi Brands, Inc., dated May 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: May 25, 2005	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President and General Counsel